                                                                    EXHIBIT 12.1

                      FIRST TENNESSEE NATIONAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (WITHOUT INTEREST ON DEPOSITS)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                 2002         2001         2000         1999         1998
                                                               --------     --------     --------     --------     --------
Earnings (as defined in Item 503 of Regulation S-K):
   Earnings before income taxes and equity in
     undistributed net income (loss) of subsidiaries           $552,166     $484,258     $335,830     $379,260     $352,922
   Fixed charges excluding capitalized interest                 128,774      204,932      292,622      243,831      235,949
   Amortization of capitalized interest                           3,748        3,606        3,606        2,095          169
   Distributed income of equity investees                         4,871          352            -            -            -
                                                               --------     --------     --------     --------     --------
      Earnings as defined                                      $689,559     $693,148     $632,058     $625,186     $589,040
                                                               ========     ========     ========     ========     ========

 Fixed charges (as defined in Item 503 of Regulation S-K):
   Interest expense                                            $ 96,241     $175,694     $264,265     $217,921     $216,603
   Capitalized interest                                           7,613          844           54        3,445       14,796
   Amortization of debt issue costs                                  76           76           76           71           71
   Estimate of interest component of rental expense net of
     income from subleases                                       19,823       16,557       19,033       17,769       11,205
   Trust preferred security expense                               8,070        8,070        8,070        8,070        8,070
   Preferred security dividends                                   4,564        4,535        1,178            -            -
                                                               --------     --------     --------     --------     --------
      Fixed charges as defined                                 $136,387     $205,776     $292,676     $247,276     $250,745
                                                               ========     ========     ========     ========     ========

Ratio of earnings to fixed charges                                 5.06x        3.37x        2.16x        2.53x        2.35x
                                                               ========     ========     ========     ========     ========

                      FIRST TENNESSEE NATIONAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (WITH INTEREST ON DEPOSITS)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                               2002          2001          2000          1999        1998
                                                             --------    ----------    ----------    ----------    --------
Earnings (as defined in Item 503 of Regulation S-K):
   Earnings before income taxes and equity in
     undistributed net income (loss) of subsidiaries         $552,166    $  484,258    $  335,830    $  379,260    $352,922
   Fixed charges excluding capitalized interest               319,114       541,834       793,052       643,564     612,584
   Amortization of capitalized interest                         3,748         3,606         3,606         2,095         169
   Distributed income of equity investees                       4,871           352             -             -           -
                                                             --------    ----------    ----------    ----------    --------
      Earnings as defined                                    $879,899    $1,030,050    $1,132,488    $1,024,919    $965,675
                                                             ========    ==========    ==========    ==========    ========

Fixed charges (as defined in Item 503 of Regulation S-K):
   Interest expense                                          $286,581    $  512,596    $  764,695    $  617,654    $593,238
   Capitalized interest                                         7,613           844            54         3,445      14,796
   Amortization of debt issue costs                                76            76            76            71          71
   Estimate of interest component of rental expense net
     of income from subleases                                  19,823        16,557        19,033        17,769      11,205
   Trust preferred security expense                             8,070         8,070         8,070         8,070       8,070
   Preferred security dividends                                 4,564         4,535         1,178             -           -
                                                             --------    ----------    ----------    ----------    --------
      Fixed charges as defined                               $326,727    $  542,678    $  793,106    $  647,009    $627,380
                                                             ========    ==========    ==========    ==========    ========

Ratio of earnings to fixed charges                               2.69x         1.90x         1.43x         1.58x       1.54x
                                                             ========    ==========    ==========    ==========    ========